UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only
☑	Definitive Proxy Statement		(as permitted by Rule 14a-6(e)(2))
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
ALTIRIS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 18, 2006
To our Stockholders:
You are cordially invited to attend the 2006 Annual Meeting of Stockholders of Altiris, Inc. (the “Company”). The meeting will be held at our corporate headquarters located at 588 West 400 South, Lindon, Utah 84042 on Thursday, May 18, 2006, for the following purposes:

1. To elect two Class I directors to serve for a three-year term that expires at the 2009 Annual Meeting of Stockholders and until their successors have been duly elected and qualified;

2. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006; and

3. To transact such other business as may properly come before the Annual Meeting, including any motion to adjourn to a later date to permit further solicitation of proxies, if necessary, or before any adjournment thereof.
The foregoing items of business are more fully described in the proxy statement accompanying this Notice.
The meeting will begin promptly at 2:00 p.m., local time, and check-in will begin at 1:30 p.m., local time. Only holders of record of shares of Altiris common stock (NASDAQ:ATRS) at the close of business on Monday, March 27, 2006 are entitled to notice of and to vote at the meeting and any postponements or adjournments of the meeting.
For a period of at least 10 days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be available and open to the examination of any stockholder for any purpose germane to the meeting during normal business hours at our corporate headquarters located at 588 West 400 South, Lindon, Utah.

By order of the Board of Directors,

Gregory S. Butterfield
Chief Executive Officer, President and Chairman
Lindon, Utah
April 26, 2006
YOUR VOTE IS IMPORTANT!
PLEASE SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE BY FOLLOWING THE
INSTRUCTIONS ON THE ENCLOSED PROXY CARD.

Page

GENERAL INFORMATION	1
QUESTIONS AND ANSWERS CONCERNING THE PROXY MATERIALS AND THE ANNUAL MEETING	1
When and where is the meeting?	1
Why I am receiving these proxy materials?	1
What is the purpose of the annual meeting?	1
Who is entitled to attend the meeting?	1
Who is entitled to vote at the meeting?	2
How many shares must be present or represented to conduct business at the meeting (that is, what constitutes a quorum)?	2
What items of business will be voted on at the meeting?	2
How does the Board of Directors recommend that I vote?	2
What shares can I vote at the meeting?	2
What is the difference between holding shares as a stockholder of record and as a beneficial owner?	2
How can I vote my shares without attending the meeting?	3
How can I vote my shares in person at the meeting?	4
Can I change my vote?	4
Who can help answer my questions?	4
Is my vote confidential?	4
What vote is required to approve each item and how are votes counted?	5
What is a “broker non-vote”?	5
How are “broker non-votes” counted?	5
How are abstentions counted?	5
What happens if additional matters are presented at the meeting?	6
Who will serve as inspector of election?	6
What should I do in the event that I receive more than one set of proxy/voting materials?	6
Who is soliciting my vote and who will bear the costs of this solicitation?	6
Where can I find the voting results of the meeting?	6
What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?	6
How may I communicate with the Board of Directors of Altiris or the non-management directors on the Altiris Board?	8
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	9
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	11
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	11
CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS	11
Board Independence	11
Board Structure and Committee Composition	12
Compensation of Directors	13
Consideration of Director Nominees	14
Executive Sessions	15
Compensation Committee Interlocks and Insider Participation	15
Communications with the Board	15
2005 REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	16

ALTIRIS, INC.
PROXY STATEMENT
GENERAL INFORMATION
The Board of Directors of Altiris, Inc., a Delaware corporation, is soliciting the enclosed proxy from you. The proxy will be used at our 2006 Annual Meeting of Stockholders to be held on Thursday, May 18, 2006, beginning at 2:00 p.m., at our executive offices located at 588 West 400 South, Lindon, Utah, and at any postponements or adjournments thereof. This proxy statement contains important information regarding the meeting. Specifically, it identifies the matters upon which you are being asked to vote, provides information that you may find useful in determining how to vote and describes the voting procedures.
We use several abbreviations in this proxy statement. We may refer to our company as “Altiris” or the “Company.” The term “proxy materials” includes this proxy statement, as well as the enclosed proxy card and our Annual Report on Form 10-K for the year ended December 31, 2005, filed with the U.S. Securities and Exchange Commission on March 16, 2006. The term “meeting” or “annual meeting” means our 2006 Annual Meeting of Stockholders except where the context provides otherwise.
We are sending these proxy materials on or about April 26, 2006, to all stockholders of record at the close of business on March 27, 2006 (the “Record Date”).
QUESTIONS AND ANSWERS CONCERNING THE PROXY MATERIALS
AND THE ANNUAL MEETING

When and where is the meeting?	The meeting will be held on Thursday, May 18, 2006, beginning at 2:00 p.m., at our executive offices located at 588 West 400 South, Lindon, Utah.

Why I am receiving these proxy materials?	You are receiving these proxy materials from us because you were a stockholder of record at the close of business on the Record Date, March 27, 2006. As a stockholder of record, you are invited to attend the meeting and are entitled to and requested to vote on the items of business described in this proxy statement.

What is the purpose of the annual meeting?	At our meeting, stockholders of record will act upon the items of business outlined in the notice of meeting (on the cover page of this proxy statement), each of which are described more fully in this proxy statement. In addition, management will report on the performance of the Company and respond to questions from stockholders.

Who is entitled to attend the meeting?	Only stockholders of record as of the close of business on Monday, March 27, 2006 are entitled to receive notice of and to participate in the meeting. You should be prepared to present photo identification for admittance.

Please also note that if you are not a stockholder of record but hold shares in street name (that is, through a broker, trustee or nominee), you will need to provide proof of beneficial ownership as of the Record Date, such as your most recent brokerage account statement prior to Monday, March 27, 2006, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above upon request, you will not be admitted to the annual meeting.

The meeting will begin promptly at 2:00 p.m., local time. Check-in will begin at 1:30 p.m., local time.

Who is entitled to vote at the meeting?	Only stockholders who owned Altiris common stock (NASDAQ: ATRS) at the close of business on the Record Date are entitled to notice of and to vote at the meeting, and at any postponements or adjournments thereof.

As of the Record Date, 28,877,615 shares of Altiris common stock were outstanding. Each outstanding share of Altiris common stock entitles the holder to one vote on each matter considered at the meeting. Accordingly, there are a maximum of 28,877,615 votes that may be cast at the meeting.

How many shares must be present or represented to conduct business at the meeting (that is, what constitutes a quorum)?	The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of Altiris common stock entitled to vote at the meeting will constitute a quorum. A quorum is required to conduct business at the meeting. The presence of the holders of Altiris common stock representing at least 14,438,808 votes will be required to establish a quorum at the meeting. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.

What items of business will be voted on at the meeting?	The items of business scheduled to be voted on at the meeting are as follows:

1. To elect two nominees to serve as Class I directors on our Board of Directors; and

2. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006.

These proposals are described more fully below in these proxy materials. As of the date of this proxy statement, the only business that our Board of Directors intends to present or knows of that others will present at the meeting is as set forth in this proxy statement. If any other matter or matters are properly brought before the meeting, it is the intention of the persons who hold proxies to vote the shares they represent in accordance with their best judgment.

How does the Board of Directors recommend that I vote?	Our Board of Directors recommends that you vote your shares “FOR” each of the director nominees and “FOR” the ratification of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006.

What shares can I vote at the meeting?	You may vote all shares owned by you as of the Record Date, including (1) shares held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner through a broker, trustee or other nominee such as a bank.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?	Most Altiris stockholders hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholders of Record. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by us. As the stockholder of record, you have the right to grant your voting proxy directly to Altiris or to vote in person at the meeting. We have enclosed or sent a proxy card for you to use.

Beneficial Owner. If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, trustee or nominee, together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and are also invited to attend the annual meeting. Please note that since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares.

How can I vote my shares without attending the meeting?	Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the meeting. If you are a stockholder of record, you may vote by submitting a proxy. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, trustee or nominee. For directions on how to vote, please refer to the instructions below and those included on your proxy card or, for shares held beneficially in street name, the voting instruction card provided by your broker, trustee or nominee.

By Internet — Stockholders of record of Altiris common stock with Internet access may submit proxies from any location in the world by following the “Vote by Internet” instructions on their proxy cards. Most Altiris stockholders who hold shares beneficially in street name may vote by accessing the website specified on the voting instruction cards provided by their brokers, trustees or nominees. Please check the voting instruction card for Internet voting availability.

By Telephone — Stockholders of record of Altiris common stock who live in the United States or Canada may submit proxies by following the “Vote by Phone” instructions on their proxy cards. Most Altiris stockholders who hold shares beneficially in street name and live in the United States or Canada may vote by phone by calling the number specified on the voting instruction cards provided by their brokers, trustees or nominees. Please check the voting instruction card for telephone voting availability.

By Mail — Stockholders of record of Altiris common stock may submit proxies by completing, signing and dating their proxy cards and mailing them in the accompanying pre-addressed envelope. Altiris stockholders who hold shares beneficially in street name may vote by mail by completing, signing and dating the voting instruction cards provided and mailing them in the accompanying pre-addressed envelope.

How can I vote my shares in person at the meeting?	Shares held in your name as the stockholder of record may be voted in person at the meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

Can I change my vote?	You may change your vote at any time prior to the vote at the meeting. If you are the stockholder of record, you may change your vote by granting a new proxy bearing a later date (which automatically revokes the earlier proxy), by providing a written notice of revocation to our Corporate Secretary at Altiris, Inc., 588 West 400 South, Lindon, Utah 84042, prior to your shares being voted, or by attending the meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker, trustee or nominee giving you the right to vote your shares, by attending the meeting and voting in person.

Who can help answer my questions?	If you have any questions about the meeting or how to vote or revoke your proxy, please contact:

The Altman Group Inc.
                                                            800-217- 0538

If you need additional copies of this proxy statement or voting materials, please contact the Altman Group (“Altman”) as described above or send an e-mail to info@altmangroup.com.

Is my vote confidential?	Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Altiris or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation. Occasionally, stockholders provide written comments on their proxy card, which are then forwarded to Altiris management.

What vote is required to approve each item and how are votes counted?	The vote required to approve each item of business and the method for counting votes is set forth below:

Election of Directors. The two director nominees receiving the highest number of affirmative “FOR” votes at the meeting (a plurality of votes cast) will be elected to serve as Class I directors. You may vote either “FOR” or “WITHHOLD” your vote for the director nominees. A properly executed proxy marked “WITHHOLD” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

All Other Items. For each of the other items of business, the affirmative “FOR” vote of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. You may vote “FOR,” “AGAINST” or “ABSTAIN” for these items of business. If you “ABSTAIN,” your abstention has the same effect as a vote “AGAINST.”

If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If you sign your proxy card or voting instruction card without giving specific instructions, your shares will be voted in accordance with the recommendations of our Board of Directors (i.e., “FOR” all of the Company’s director nominees, “FOR” ratification of the independent registered public accounting firm, and in the discretion of the proxy holders on any other matters that properly come before the meeting).

What is a “broker non-vote”?	Under the rules that govern brokers who have record ownership of shares that are held in street name for their clients, who are the beneficial owners of the shares, brokers have the discretion to vote such shares on routine matters (such as election of directors and ratification of the appointment of independent registered public accounting firm), but not on non-routine matters. Thus, if you do not otherwise instruct your broker, the broker may turn in a proxy card voting your shares “FOR,” “WITHHOLD” or “AGAINST” routine matters but will not vote on non-routine matters. A “broker non-vote” occurs when a broker expressly instructs on a proxy card that it is not voting on a matter, whether routine or non-routine.

How are “broker non-votes” counted?	Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum for the transaction of business, but they will not be counted in tabulating the voting result for any particular proposal.

How are abstentions counted?	If you return a proxy card that indicates an abstention from voting in all matters, the shares represented will be counted for the purpose of determining both the presence of a quorum and the total number of votes cast with respect to a proposal (other than the election of directors), but they will not be voted on any matter at the annual meeting. In the absence of controlling precedent to the contrary, we intend to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote “AGAINST” a proposal.

What happens if additional matters are presented at the meeting?	Other than the two items of business described in this proxy statement, we are not aware of any other business to be acted upon at the annual meeting. If you grant a proxy, the persons named as proxy holders, Stephen C. Erickson (our Chief Financial Officer) and Craig H. Christensen (our Corporate Secretary), will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If, for any unforeseen reason, any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by our Board of Directors.

Who will serve as inspector of election?	We expect a representative of Computershare Trust Company, our Transfer Agent, to tabulate the votes and act as inspector of election at the annual meeting.

What should I do in the event that I receive more than one set of proxy/voting materials?	You may receive more than one set of these proxy materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each Altiris proxy card and voting instruction card that you receive to ensure that all your shares are voted.

Who is soliciting my vote and who will bear the costs of this solicitation?	Altiris is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. If you choose to access these proxy materials or vote over the Internet, you are responsible for Internet charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. In addition to this solicitation by mail, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by members of our Board of Directors, our officers and other employees, who will not receive any additional compensation for assisting in the solicitation. We have also engaged Altman to assist us in the distribution of proxy materials and the solicitation of votes described above. We will pay Altman a fee of approximately $3,500, plus customary costs and expenses for these services. Upon request, we will also reimburse brokerage houses and other custodians, nominees, and fiduciaries for forwarding proxy solicitation materials to the beneficial owners of Altiris common stock.

Where can I find the voting results of the meeting?	We intend to announce preliminary voting results at the annual meeting and publish final results in our quarterly report on Form 10-Q for the second quarter of fiscal 2006.

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?	Stockholder Proposals: For a stockholder proposal to be considered for inclusion in the Altiris proxy statement for the annual meeting to be held in 2007, the written proposal must be received by the Corporate Secretary of Altiris at our principal executive offices no later than December 18, 2006. If the date of next year’s annual meeting is moved more than 30 days before or after the anniversary date of this year’s annual meeting, the deadline for inclusion of proposals in the Altiris proxy statement is instead a reasonable time before Altiris begins to print and mail its proxy materials. Such proposals also must comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended, and any other applicable rules established by the U.S. Securities and Exchange Commission. Proposals should be addressed to:

Altiris, Inc.
                              588 West 400 South
                              Lindon, Utah 84042
                              Attention: Corporate Secretary

For a stockholder proposal that is not intended to be included in the Altiris proxy statement in accordance with Rule 14a-8, the stockholder must provide the information required by the Bylaws of Altiris and give timely notice to the Corporate Secretary of Altiris in accordance with the Bylaws of Altiris, which, in general, require that the notice be received by the Corporate Secretary of Altiris:

• Not later than the close of business on February 16, 2007.

If the date of the next annual meeting of stockholders (to be held in 2007) is moved more than 30 days before or after the anniversary of this annual meeting, then notice of a stockholder proposal that is not intended to be included in the Altiris proxy statement under Rule 14a-8 for such future meeting must be received no later than the close of business on the earlier of the following two dates:

• The 10th day following the day on which notice of the meeting is mailed; or

• The 10th day following the day on which public disclosure of the meeting is made.

Nomination of Director Candidates: Stockholders may recommend director candidates for consideration by our Board’s Governance and Nominating Committee. Any such recommendations should include (1) evidence of the stockholder’s ownership of Altiris stock, and (2) the nominee’s name, home and business address and other contact information, detailed biographical data, and qualifications for board membership, along with information regarding any relationships between the candidate and Altiris within the last three fiscal years. Such recommendations should be directed to our Corporate Secretary at the address of our principal executive offices set forth above. In addition, our Bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our Bylaws, as well as a statement by the candidate consenting to being named as a nominee and serving as a director if elected. In addition, the stockholder must give timely notice to our Corporate Secretary in accordance with the provisions of our Bylaws, which, in general, require that the notice be received by the Corporate Secretary of Altiris within the time period described above under “Stockholder Proposals.”

Copy of Bylaw Provisions: You may contact our Corporate Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates. The Bylaws of Altiris also are available on the Investor Relations section of our website at http://www.altiris.com.

How may I communicate with the Board of Directors of Altiris or the non-management directors on the Altiris Board?	To contact the Board of Directors, please send a letter or email using the contact information provided below. Communications may be directed to the entire Board or, more specifically, to the non-management directors as a group or to any individual director. All such communications will be initially received and processed by the office of our General Counsel and our Lead Independent Director (currently Michael J. Levinthal) will be automatically copied on all communications. Accounting, audit, internal accounting controls and other financial matters will be referred to our Audit Committee chairperson. Other matters will be referred to the Board of Directors, the non-management directors, or individual directors as appropriate.

Write to the Board at:	Altiris, Inc. c/o Craig H. Christensen, Corporate Secretary 588 West 400 South Lindon, Utah 84042

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table provides information relating to the beneficial ownership of Altiris Common Stock as of March 27, 2006, by:

•	each person (or group of affiliated persons) known by us to own beneficially more than 5% of Altiris Common Stock;

•	each of our Named Executive Officers;

•	each of our directors and director nominees; and

•	all of our directors and executive officers as a group.
The number of shares beneficially owned by each entity, person, director or executive officer is determined in accordance with the rules of the U.S. Securities and Exchange Commission (the “SEC”), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the individual has the sole or shared voting power or investment power and any shares that the individual has the right to acquire within 60 days of March 27, 2006 (March 27, 2006) through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares set forth in the following table.
The number and percentage of shares beneficially owned is computed on the basis of 28,877,615 shares of Altiris common stock outstanding as of March 27, 2006. Shares of Altiris common stock that a person has the right to acquire within 60 days of March 27, 2006 are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. The address for those persons for which an address is not otherwise provided is c/o Altiris, Inc., 588 West 400 South, Lindon, Utah 84042.

	Amount and	Percentage of
	Nature of	Common
	Beneficial	Stock
Beneficial Owner (Name and Address)	Ownership(1)	Outstanding

5% Stockholders
Entities affiliated with Technology Crossover Ventures(2)	4,578,816	15.86%
528 Ramona Street
Palo Alto, California 94301
Artisan Partners Limited Partnership(3)	2,840,000	9.83%
875 East Wisconsin Avenue, Suite 800
Milwaukee, WI 53202
Price, T. Rowe Associates, Inc.(4)	2,006,450	6.95%
100 East Pratt Street
Baltimore, Maryland 21202
Entities affiliated with FMR Corp.(5)	1,837,713	6.36%
82 Devonshire Street
Boston, MA 02109
Directors and Named Executive Officers
Gregory S. Butterfield(6)	184,859	*
Stephen C. Erickson(7)	107,579	*
Dwain A. Kinghorn(8)	194,784	*
Michael R. Samuelian(9)	66,472	*
Gary B. Filler(10)	20,836	*
Jay C. Hoag(11)	4,653,468	16.08
Michael J. Levinthal(12)	105,832	*
V. Eric Roach(13)	204,165	*
Mark E. Sunday(14)	20,832	*
All current directors and executive officers as a group (9 persons)	5,558,827	19.21%

*	less than 1%

(1)	The information provided in this table is based on our records, information supplied to us by our executive officers, directors and principal stockholders and information contained in Schedules 13D and 13G filed with the Securities and Exchange Commission.

(2)	Consists of 4,404,586 shares held by TCV IV, L.P., 164,241 shares held by TCV IV Strategic Partners, L.P. (which are collectively referred to as the “TCV Funds”), 4,166 shares held by TCMI, Inc. and 9,989 shares held by Technology Crossover Management IV, L.L.C. (“TCM IV”), which is the General Partner of each of the TCV Funds. Jay C. Hoag, a director of Altiris, and Richard H. Kimball are the Managing Members of Technology Crossover Management IV, L.L.C. Mr. Hoag and Mr. Kimball each disclaim beneficial ownership of these shares, except as to his respective pecuniary interest therein.

(3)	These shares have been acquired on behalf of discretionary clients of Artisan Partners; Artisan Partners holds 2,840,000 shares, including 1,445,800 shares on behalf of Artisan Funds, Inc.

(4)	These securities are owned by various individual and institutional investors which T. Rowe Price Associates, Inc. (“Price Associates”) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(5)	FMR Corp. is the parent corporation of a wholly owned subsidiary, Fidelity Management & Research Company or Fidelity. Fidelity is the investment advisor to various investment companies that are registered under Section 8 of the Investment Company Act of 1940 and hold shares of Altiris common stock. As investment advisor, Fidelity may be deemed to beneficially own 1,837,713 shares, where 1,414,967 shares of which are held by Fidelity Contrafund. Each of Edward C. Johnson 3d, Chairman and members of his family, may be deemed to form a controlling group with respect to FMR Corp.

(6)	Mr. Butterfield’s shares include 149,167 shares issuable upon exercise of options exercisable within 60 days of the Record Date held by Mr. Butterfield.

(7)	Mr. Erickson’s shares include 79,167 shares issuable upon exercise of options exercisable within 60 days of the Record Date held by Mr. Erickson.

(8)	Mr. Kinghorn’s shares include 27,500 shares held by Computing Edge Corporation, or CEC, 93,155 shares held by Computing Edge Limited, or CEL, 2,200 shares held in Mr. Kinghorn’s name and 46,042 shares issuable upon exercise of options exercisable within 60 days of the Record Date held by Mr. Kinghorn. Mr. Kinghorn is the Chief Executive Officer and holds all of the outstanding capital stock of CEC and he is a director of CEL. Mr. Kinghorn disclaims beneficial ownership as to CEL’s shares, except as to his pecuniary interest therein.

(9)	Mr. Samuelian’s shares include 8,924 shares held by the Samuelian 2002 Grantor Retained Annuity Trust, or the Samuelian Trust, and 33,125 shares issuable upon exercise of options exercisable within 60 days of the Record Date held by Mr. Samuelian. Mr. Samuelian disclaims beneficial ownership of the shares held by the Samuelian Trust except as to his pecuniary interest therein.

(10)	Mr. Filler’s shares include 12,500 shares issuable upon exercise of options exercisable within 60 days of the Record Date held by Mr. Filler.

(11)	Mr. Hoag’s shares include 4,404,586 shares held by TCV IV, L.P., 164,241 shares held by TCV IV Strategic Partners, L.P., 9,989 shares held by Technology Crossover Management IV, L.L.C., 3,820 shares held by the Hoag Family Trust U/ A Dtd 8/2/94, (“Hoag Trust”), of which Mr. Hoag is a trustee, 4,166 shares held by TCMI, Inc., of which Mr. Hoag is a major shareholder and 62,500 shares issuable upon exercise of options exercisable within 60 days of the Record Date held by Mr. Hoag. Mr. Hoag is a Managing Member of Technology Crossover Management IV, L.L.C., which is the General Partner of each of the TCV Funds. Mr. Hoag disclaims beneficial ownership of the shares held by the TCV Funds, Technology Crossover Management IV, L.L.C.TCMI, Inc. and the Hoag Trust, except as to his respective pecuniary interest in each of those entities.

(12)	Mr. Levinthal’s shares include 85,000 shares held by a retirement trust for the benefit of Mr. Levinthal and 12,500 shares issuable upon exercise of options exercisable within 60 days of the Record Date held by Mr. Levinthal.

(13)	Mr. Roach’s shares include 133,333 shares held by The Roach Family Trust, for which he serves as trustee, and 62,500 shares issuable upon exercise of options exercisable within 60 days of the Record Date held by Mr. Roach.

(14)	Mr. Sunday’s shares include 12,500 shares issuable upon exercise of options exercisable within 60 days of the Record Date held by Mr. Sunday.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of our common stock, to file reports of ownership and changes in ownership with the SEC and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than 10% stockholders are required by the SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms that we have received, or written representations from reporting persons, we believe that during the fiscal year ending December 31, 2005, all executive officers, directors and greater than 10% stockholders complied with all applicable filing requirements with the exception of Dwain A. Kinghorn, who, due to a clerical error, filed one report one business day later than it was due.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
CEW, an entity which was owned by Dwain A. Kinghorn (a Named Executive Officer) during a portion of our fiscal year ended December 31, 2005, purchased approximately $133,000 worth of our software products during the portion of our fiscal year ended December 31, 2005 in which Mr. Kinghorn had ownership in CEW.
CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS
Altiris is committed to adopting and adhering to sound corporate governance principles. Having such principles is essential to operating our business efficiently and to maintaining our integrity and reputation in the marketplace. Our Board has been active in corporate governance initiatives. All of the charters of our Board Committees are available on the Investor Relations section of our website at http://www.altiris.com, as well as our Corporate Governance Guidelines and Code of Conduct. Our Code of Conduct applies to all employees.
Board Independence
Our Board of Directors has determined each of the following directors (and each of the members of the Audit Committee, the Compensation Committee and the Governance and Nominating Committee) to be an “independent director” as such term is defined in Marketplace
Rule 4200(a)(15) of the Nasdaq Stock Market:

Michael J. Levinthal, Lead Independent Director
Gary B. Filler
Jay C. Hoag
V. Eric Roach
Mark E. Sunday

Board Structure and Committee Composition
As of the date of this proxy statement, our Board of Directors is composed of six directors and maintains the following three standing committees: (1) the Audit Committee; (2) the Compensation Committee; and (3) the Governance and Nominating Committee. The membership and the function of each of the committees are described below.

Governance and
	Audit		Compensation		Nominating
Name of Director	Committee		Committee		Committee

Non-Employee Directors:
Gary B. Filler	X	*
Jay C. Hoag			X		X
Michael J. Levinthal, Lead Independent Director	X				X	*
V. Eric Roach	X		X	*
Mark E. Sunday			X		X
Employee Director:
Gregory S. Butterfield, Chairman
Number of Meetings Held During the Last Fiscal Year	8		5		4

X = Committee member; * = Chairperson
Our Board held 10 meetings during the fiscal year ended December 31, 2005 (the “Last Fiscal Year”). Each director attended at least 75% of all Board and applicable Committee meetings. Our Board has adopted a policy that encourages all directors to attend our stockholder meetings. Mr. Butterfield, the Chairman of our Board of Directors, and Mr. Sunday represented our Board at the last stockholder meeting.

Audit Committee
Our Audit Committee was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The primary responsibility of this Committee is to oversee the accounting and financial reporting processes of Altiris and the audits of Altiris’ financial statements. This Committee assists the Board in fulfilling its responsibilities for general oversight of the integrity of the financial statements, Altiris’ compliance with legal and regulatory requirements, the independent registered public accounting firm’ qualifications, independence and performance, and Altiris’ internal accounting and financial controls and reporting practices.
Among other things, this Committee prepares the Audit Committee report for inclusion in the annual proxy statement of Altiris; annually reviews the Committee’s charter and the Committee’s performance; appoints, evaluates and determines the compensation of our independent registered public accounting firm; reviews and approves the scope of the annual audit and audit fees; reviews our disclosure controls and procedures, internal controls, information security policies, internal audit function, and corporate policies with respect to financial information and earnings guidance; oversees investigations into complaints concerning accounting or financial matters; and reviews other risks that may have a significant impact on the financial statements of Altiris. This Committee works closely with management as well as our independent registered public accounting firm. This Committee also has the authority to obtain advice and assistance from, and receive appropriate funding from Altiris for, outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties.
Our Board of Directors has determined that each member of the Audit Committee meets the independence criteria prescribed by applicable law and the rules of the SEC for audit committee membership and meets the criteria for audit committee membership required by the Nasdaq Stock Market independence rule. Further, each Audit Committee member meets the Nasdaq Stock Market’s financial knowledge requirements. Also, our Board has determined that Gary B. Filler qualifies as an “audit committee financial expert,” as defined in the rules and regulations of the SEC.
The report of the Audit Committee is included on page 16 of this proxy statement. The charter of the Audit Committee is available on the Investor Relations section of our website at http://www.altiris.com.

Compensation Committee
The Compensation Committee assists our Board of Directors in discharging its responsibilities relating to the compensation of our executive officers and directors. This Committee determines, or recommends to the Board for its determination, the terms of compensation for our Chief Executive Officer and other executive officers, including salaries, bonuses, stock option grants or other equity-based compensation, and other benefits and compensation arrangements. The Committee produces an annual report on executive compensation for inclusion in our proxy statement; provides general oversight of Altiris’ compensation structure; and has authority to retain any compensation consultants and other compensation experts. This Committee also has the authority to administer our equity compensation plans and make grants thereunder.
Our Board of Directors has determined that each member of the Compensation Committee meets the independence criteria prescribed by the Nasdaq Stock Market independence rules.
The report of the Compensation Committee is included on page 17 of this proxy statement. The charter of the Compensation Committee is available on the Investor Relations section of our website at http://www.altiris.com.

Governance and Nominating Committee
The Governance and Nominating Committee assists our Board of Directors in fulfilling its responsibilities with respect to corporate governance of Altiris. This Committee is responsible for developing and recommending to the Board the governance principles applicable to Altiris; overseeing the evaluation of the Board and management of Altiris; recommending to the Board director nominees for each committee; and assisting the Board in identifying prospective director nominees and determining the director nominees for election at annual meetings of stockholders of Altiris. Among other things, the Committee determines the criteria for qualification and selection of directors for election to the Board as appropriate; oversees the organization of the Board with a view to facilitating the Board’s proper and efficient discharge of its duties and responsibilities; and identifies best practices in the area of corporate governance principles, including giving proper attention and providing effective responses to stockholder concerns regarding corporate governance. Other specific duties and responsibilities of this Committee include: annually assessing the size and composition of the Board; developing qualifications for Board committees as appropriate; monitoring compliance with Board and Board committee membership criteria; annually reviewing and recommending directors for continued service; coordinating and assisting management and the Board in recruiting new members to the Board; reviewing and recommending proposed changes to our Certificate of Incorporation or Bylaws and Board committee charters; recommending Board committee assignments; reviewing, approving and monitoring all service by executive officers on outside boards of directors; overseeing the evaluation of the Board and management; reviewing and approving in advance any proposed related party transactions; reviewing, approving and monitoring compliance with the Code of Conduct of Altiris.
The charter of the Governance and Nominating Committee is available on the Investor Relations section of our website at http://www.altiris.com.
Compensation of Directors
We grant each non-employee director a restricted stock award of 4,166 shares of common stock annually, which vests at a rate of 100% after 1 year. Each of these restricted stock awards has an exercise price equal to the par value of one share of our common stock ($0.0001). Our non-employee directors are paid a quarterly retainer of $4,000 and an additional $1,000 for attending all board meetings each quarter. In addition, committee chairpersons are paid a quarterly retainer of $2,000, other than the Audit Committee chairperson, who receives a quarterly retainer of $4,500. We reimburse our non-employee directors for reasonable out-of-pocket expenses incurred by them in attending board and committee meetings.
Consideration of Director Nominees

Stockholder nominees
The policy of the Board of Directors is that the Governance and Nominating Committee is to consider properly submitted stockholder recommendations and nominations for candidates for membership on the Board as described under “Identifying and Evaluating Nominees for Directors” below. In evaluating the proposed candidates, the Governance and Nominating Committee seeks to bring to the Board a balance of relevant knowledge, experience and capability while addressing the considerations identified under “Director Qualifications” below. Any stockholder recommendations proposed for consideration by the Governance and Nominating Committee should include evidence of the stockholder’s ownership of Altiris stock as well as the nominee’s name, home and business addresses and other contact information, detailed biographical data, qualifications for Board membership, and information regarding any relationships between the recommended candidate and Altiris within the last three years, and should be addressed to:

Corporate Secretary
Altiris, Inc.
588 West 400 South
Lindon, Utah 84042
In addition, our Bylaws permit stockholders to nominate persons directly for election to the Board at an annual stockholders meeting of Altiris. For a description of the process for nominating directors, please refer to our Bylaws, a copy of which is available on the Investor Relations section of our website at http://www.altiris.com or may be obtained by contacting our Corporate Secretary at our principal executive offices.

Director Qualifications
Our Board of Directors does not currently believe that there are any specific minimum qualifications for director candidates at Altiris other than what is required under applicable SEC and exchange rules and regulations. However, our Corporate Governance Guidelines identify some of the many factors that the Governance and Nominating Committee will consider when evaluating candidates for a position on our Board of Directors, including matters of character, judgment, independence, diversity, age, expertise, diversity of experience, length of service and other time commitments. Our board also believes that eligible candidates must complement a Board that is comprised of directors who are predominately independent and of high integrity, and who offer the relevant experience, leadership skills and other qualifications that will increase overall Board effectiveness.
A copy of the Corporate Governance Guidelines is available on the Investor Relations section of our website at http://www.altiris.com.

Identifying and Evaluating Nominees for Directors
The Governance and Nominating Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Governance and Nominating Committee regularly assesses the appropriate size and composition of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Governance and Nominating Committee considers various potential candidates for director. Candidates may come to the attention of the Governance and Nominating Committee through current Board members, professional search firms, stockholders, employees or other persons. These candidates may be evaluated at regular or special meetings of the Governance and Nominating Committee. As described above, the Governance and Nominating Committee will consider properly submitted stockholder recommendations and nominations for candidates for the Board. Following verification of the status of stockholders proposing candidates, all properly submitted recommendations will usually be aggregated and evaluated by the Governance and Nominating Committee at a regularly scheduled meeting, which is generally the first or second meeting prior to the issuance of the proxy statement for the annual meeting. If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials are forwarded to the Governance and Nominating Committee. The Governance and Nominating Committee may also review materials provided by professional search firms or other parties in connection with a nominee who is not proposed by a stockholder. In evaluating director candidates, the Governance and Nominating Committee will seek to achieve those objectives described under “Director Qualifications” above and more particularly set forth in our Corporate Governance Guidelines.
Executive Sessions
Executive sessions of independent directors are held regularly. The sessions are scheduled and chaired by the Lead Independent Director or, in his or her absence, the chairperson of the Governance and Nominating Committee. Currently, our Lead Independent Director (Michael J. Levinthal) also chairs the Governance and Nominating Committee. Any non-employee director can request that an additional executive session be scheduled.
Compensation Committee Interlocks and Insider Participation
No interlocking relationship exists between any member of the Compensation Committee and any member of any other company’s board of directors or compensation committee.
Communications with the Board
To contact the Board of Directors, please send a letter or email using the contact information provided below. Communications may be directed to the entire Board or, more specifically, to the non-management directors as a group or to any individual director. All such communications will be initially received and processed by the office of our General Counsel, and our Lead Independent Director (currently Michael J. Levinthal) will be automatically copied on all communications. Accounting, audit, internal accounting controls and other financial matters will be referred to our Audit Committee chairperson. Other matters will be referred to the Board of Directors, the non-management directors, or individual directors as appropriate.
Write to the Board at:
Altiris, Inc.
c/o Craig H. Christensen, Corporate Secretary
588 West 400 South
Lindon, Utah 84042
Email: corporate.secretary@altiris.com

2005 REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
Notwithstanding any statement to the contrary in any of our previous or future filings with the SEC, this report of the Audit Committee of the Board of Directors shall not be deemed “filed” with the SEC or “soliciting material” under the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any such filings.
The Audit Committee, which currently consists of Gary B. Filler (Chairman), Michael J. Levinthal and V. Eric Roach, assists the Board of Directors in the oversight and monitoring of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent registered public accounting firm’ qualifications, independence and performance, and the Company’s internal accounting and financial controls and reporting practices. The written charter for the Audit Committee, as amended, details the responsibilities of the Audit Committee. A copy of the written charter for the Audit Committee is available on the Investor Relations section of our website at http://www.altiris.com.
The Audit Committee oversees our accounting and financial reporting processes on behalf of the Board of Directors. The members of the Audit Committee are not professional accountants or auditors and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm. Our management has the primary responsibility for the financial statements and reporting process, including our systems of internal controls. The Company’s independent registered public accounting firm, KPMG LLP, are responsible for expressing an opinion on the Company’s consolidated financial statements and the effectiveness of internal controls over financial reporting, based on their audits.
In this context, the Audit Committee hereby reports as follows:

1. The Audit Committee reviewed and discussed with management the audited financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

2. The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU §380).

3. The Audit Committee received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committee”) and has discussed with the accountant’s the accountant’s independence.

4. Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005.
The undersigned members of the Audit committee have submitted this Report to the Board of Directors.

THE AUDIT COMMITTEE OF
THE BOARD OF DIRECTORS

Gary B. Filler, Chairman
Michael J. Levinthal
V. Eric Roach

2005 REPORT OF THE COMPENSATION COMMITTEE OF
THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
Notwithstanding any statement to the contrary in any of our previous or future filings with the SEC, this Report of the Compensation Committee of the Board of Directors on Compensation shall not be deemed “filed” with the SEC or “soliciting material” under the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any such filings.
For the 2005 fiscal year, the Compensation Committee consisted of V. Eric Roach (Chairman), Jay C. Hoag and Mark E. Sunday. The purpose of this Committee is to assist the Board in its oversight of the compensation of our Chief Executive Officer and other executive officers, to administer Altiris’ stock plans and make grants thereunder, to consult with management regarding compensation and benefits for non-executive officers and other employees of Altiris, and to oversee our compensation policies, plans and benefits programs generally. The written charter for the Compensation Committee, as amended, details the responsibilities of the Committee and is available on the Investor Relations section of our website at http://www.altiris.com.
The following is the report of the Compensation Committee of the Board of Directors with respect to executive compensation during fiscal year 2005.
Compensation Philosophy
As set forth in the charter for the Compensation Committee, the philosophy of the Committee is to provide compensation to Altiris’ officers and other key employees in such a manner as to attract and retain the best available personnel for positions of substantial responsibility with Altiris, to provide incentives for such persons to perform to the best of their abilities for Altiris, and to promote the success of Altiris’ business. The Committee’s philosophy also seeks to align the interests of stockholders and management by tying compensation to Altiris’ operational and financial performance, either directly in the form of salary and cash bonuses or indirectly in the form of stock options or other equity-based compensation.
We note that competition for qualified management and technical personnel in our industry is intense and we expect such competition to remain intense for the foreseeable future. As a result, in order to gain access to and retain qualified personnel, the Compensation Committee believes that it will be necessary to provide compensation packages that are competitive with that which is offered by other similarly situated software companies.
Cash Compensation
Base Salary. The base salaries for our executive officers in 2005 were established based on subjective evaluation of such factors as the level of responsibility, individual performance, level of pay and company peer group pay levels, and compensation for comparative positions in other companies. Base salaries are reviewed on an annual basis and annual increases determined on an individual basis based on the foregoing considerations and a more specific review of the individual’s performance and contribution to various individual, departmental and corporate objectives.
Executive Bonus Plan. For 2005, all non-commissioned executive officers earned quarterly cash bonuses on the basis of Altiris’ overall financial and operational performance, certain marketing and other strategic considerations, and performance of individual objectives established between the executive officer and the chief executive officer (CEO) or, in the case of the CEO, between the CEO and the Compensation Committee. The salaries and cash bonuses received by such executives, other than the CEO, were determined by the Compensation Committee upon the recommendation of the CEO. The CEO’s base salary is determined by the Compensation Committee. These cash bonuses for 2005 ranged from 0% to 30% of an executive’s base salary.

Equity-based Compensation
For 2005, Altiris provided long-term incentives through stock options and restricted stock awards under the terms of its 2002 Stock Plan. Such equity awards were granted periodically to new employees, executives and other key employees to provide incentive to maximize long-term total return to our stockholders. The Stock Plan authorizes the use of both non-statutory and incentive stock options, as well as restricted stock awards; however, to date only non-statutory stock options and restricted stock awards have been granted under the Stock Plan. Altiris began using restricted stock awards in 2005 in an effort to maximize the use of shares available for employee grants and in response to the U.S. Financial Accounting Standards Board’s requirement that public companies must begin to expense stock options.
We believe that stock option awards provide a particularly strong incentive for employees to contribute to Altiris’ long-term financial performance because they are valuable to employees only if the fair market value of our common stock increases above the exercise price, which historically has been set at the fair market value of our common stock on the date that the option is granted. In addition, both stock options and restricted stock awards generally vest over a three-year period so employees must remain employed with us for a fixed period of time in order for the equity awards to vest fully.
All stock option and restricted stock awards granted to our executive officers in fiscal 2005 were approved by the Compensation Committee. In determining the size of the options and restricted stock awards granted to the executive officers, the Committee considered such factors as the executive’s position with Altiris, the executive’s individual performance, the number of options then held, if any, and the extent to which such options were vested, and any other factors that the Committee deemed relevant.
In addition, Altiris offers to all of its employees the opportunity to participate in its 2002 Employee Stock Purchase Plan.
Compensation for the Chief Executive Officer
Gregory S. Butterfield has served as Altiris’ chief executive officer since February 2000. In fiscal year ended, December 31, 2005, Mr. Butterfield received an annual salary of $325,000 and cash bonuses of $96,574. The Committee considers this amount of annual base salary and bonus competitive and appropriate for the following reasons: Mr. Butterfield’s success in achieving greater profits and higher returns on equity; his critical role in achieving positive financial results in an extremely competitive national and global economic environment; and his overall personal example and actions in enhancing customer relations. Mr. Butterfield may continue to earn cash bonuses pursuant to the 2006 Executive Bonus Plan.
It is the opinion of the Compensation Committee that these executive compensation policies and plans provide for a reasonable and balanced remuneration program that focuses on the relationship between corporate performance and executive compensation and enables Altiris to recruit, motivate and retain the quality executives necessary for Altiris’ long-term success.

THE COMPENSATION COMMITTEE OF
THE BOARD OF DIRECTORS

V. Eric Roach, Chairman
Jay C. Hoag
Mark E. Sunday

EXECUTIVE COMPENSATION AND OTHER MATTERS
Executive Compensation
The following table summarizes information concerning the compensation awarded to, earned by, or paid for services rendered to Altiris in all capacities during the years ended December 31, 2003, December 31, 2004 and December 31, 2005, by our Chief Executive Officer and our four other most highly compensated executive officers whose salary and bonus for 2005 exceeded $100,000. These executives are referred to as the “Named Executive Officers” elsewhere in this prospectus.
Summary Compensation Table

						Long Term Compensation

						Awards		Payouts
		Annual Compensation
						Restricted	Securities
				Other Annual		Stock	Underlying	LTIP	All Other
Name and Principal Position	Fiscal Year	Salary	Bonus	Compensation(1)		Awards(2)	Options	Payouts	Compensation(3)

Gregory S. Butterfield,	2005	$325,000	$96,574	$—		$377,988	20,000	$—	$8,964
President and Chief	2004	327,963	57,688	—		—	25,000	—	9,589
Executive Officer	2003	217,094	32,641	—		—	30,000	—	8,083
Stephen C. Erickson,	2005	225,000	48,980	—		236,249	12,500	—	5,562
Vice President, Chief	2004	231,896	19,806	—		—	15,000	—	5,298
Financial Officer	2003	177,163	26,783	—		—	30,000	—	4,982
Dwain A. Kinghorn,	2005	223,291	45,826	—		236,249	12,500	—	6,895
Vice President, Chief	2004	240,573	17,205	—		—	12,500	—	7,257
Technology Officer	2003	203,635	22,342	—		—	25,000	—	4,254
Poul E. Nielsen,	2005	209,222	—	—		122,849	6,500	—	6,942
Vice President,	2004	222,806	24,323	—		—	12,500	—	6,683
Business Development	2003	198,517	—	—		—	25,000	—	6,104
Michael R. Samuelian,	2005	210,000	42,750	—		236,249	12,500	—	6,623
Vice President,	2004	157,590	—	113,000		—	15,000	—	6,315
Worldwide Sales	2003	154,065	—	113,134	(4)	—	25,000	—	6,222

(1)	Comprises amounts paid to Named Executive Officers as commissions.

(2)	The Restricted Stock Awards represented were granted pursuant to our 2002 Stock Plan and vest over four years such that 1/6 of the shares granted will vest annually in the first three years after the grant and the remaining 1/6 of the shares will vest in the forth year, however, these Restricted Stock Awards allow for an acceleration of an additional 1/6 of the shares granted will become vested in any of the first three years following the grant if certain performance criteria are met, such that a total of 1/3 of the shares will vest in such year. The number of shares for each of the grants represented is as follows: Mr. Butterfield received 20,000 shares; Mr. Erickson received 12,500 shares; Mr. Kinghorn received 12,500 shares; Mr. Nielsen received 6,500 shares; and Mr. Samuelian received 12,500 shares.

(3)	Dollar amounts represent: (i) our matching contribution to the 401(k) plan account of Mr. Butterfield in the amounts of $8,324 in 2005, $7,719 in 2004 and $6,213 in 2003; Mr. Erickson in the amounts of $4,712 in 2005, $4,448 in 2004 and $4,132 in 2003; Mr. Kinghorn in the amounts of $6,550 in 2005, $6,906 in 2004 and $3,909 in 2003; Mr. Nielsen in the amounts of $6,257 in 2005, $5,998 in 2004 and 5,172 in 2003; and Mr. Samuelian in the amounts of $5,188 in 2005, $4,880 in 2004 and $4,787 in 2003; (ii) life insurance premiums paid by us for Mr. Butterfield in the amounts of $640 in 2005, $1,870 in 2004 and $763 in 2003; Mr. Erickson in the amounts of $850 in 2005 and $850 in each of 2004 and 2003; Mr. Kinghorn in the amount of $345 in each of 2005, 2004 and 2003; Mr. Nielsen in the amounts of $685 in each of 2005, 2004 and 2003; and Mr. Samuelian in the amount of $1,435 in each of 2005, 2004 and 2003.

(4)	Includes $7,749 paid to Mr. Samuelian during our 2003 fiscal year for commissions earned in our 2002 fiscal year.

Grants of Stock Options
The following table summarizes the stock options granted to each Named Executive Officer during the Last Fiscal Year, including the potential realizable value over the 10-year term of the options, which is based on assumed rates of stock appreciation of 5% and 10%, compounded annually and subtracting from that result the aggregate option exercise price. These assumed rates of appreciation comply with the rules of the Securities and Exchange Commission and do not represent our estimate or projection of future stock price of our Common Stock. Actual gains, if any, on stock option exercises are dependent on the future performance of our Common Stock, overall market conditions and the option holder’s continued employment through the vesting period.
During the Last Fiscal Year, we granted options to purchase up to an aggregate of 639,542 shares to employees. Other than the options assumed from Pedestal Software, Inc., under the 2005 Stock Plan (which options generally vest over a four year period), all options were granted under our 2002 Stock Plan at exercise prices equal to the fair market value of our Common Stock on the date of grant. The options granted in 2005 under our 2002 Stock Plan vest as to 1/3 of the shares underlying the option at the end of each one-year period over three years.

	Individual Grants				Potential Realizable
					Value at Assumed Annual
	Number of				Rates of Stock Price
	Securities	Percent of			Appreciation for Options
	Underlying	Total Options	Exercise		Terms
	Options	Granted to	Price per	Expiration
Name	Granted(#)	Employees(#)	Share	Date	5%($)	10%($)

Gregory S. Butterfield	20,000	3.13%	$18.90	5/18/2015	$237,722	$602,435
Stephen C. Erickson	12,500	1.95%	18.90	5/18/2015	148,576	376,522
Dwain A. Kinghorn	12,500	1.95%	18.90	5/18/2015	148,576	376,522
Poul E. Nielsen	6,500	1.02%	18.90	5/18/2015	77,260	195,791
Michael R. Samuelian	12,500	1.95%	18.90	5/18/2015	148,576	376,522
Exercises of Stock Options
The following table provides certain information concerning stock option exercises during the Last Fiscal Year, and exercisable and unexercisable options held as of December 31, 2005, by the Named Executive Officers.

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money
			Options at		Options at
	Shares		December 31, 2005		December 31, 2005(1)
	Acquired on	Value
Name	Exercise(#)	Realized($)	Exercisable	Unexercisable	Exercisable($)	Unexercisable($)

Gregory S. Butterfield	0	$0	132,917	37,083	$1,358,015	$76,709
Stephen C. Erickson	5,000	115,300	75,417	29,583	491,116	76,709
Dwain A. Kinghorn	21,875	328,778	33,750	28,125	97,050	63,019
Poul E. Nielsen	0	0	34,750	0	163,178	0
Michael R. Samuelian	21,284	405,771	21,666	26,042	66,344	57,409

(1)	Based on a fair market value of $16.89 per share as of December 30, 2005, the closing sales price per share of our Common Stock on that date (the last trading day of the Last Fiscal Year) as reported on the Nasdaq National Market.

Securities Authorized for Issuance under Equity Compensation Plans
The following table provides certain information concerning our equity compensation plans as of December 31, 2005.
Equity Compensation Plan Information

			Number of Securities
	Number of Securities		Remaining Available
	to be Issued	Weighted-Average	for Future Issuance
	Upon Exercise of	Exercise Price of	Under Equity Compensation
	Outstanding Options,	Outstanding Options,	Plans (Excluding Securities
	Warrants and Rights	Warrants and Rights	Reflected in Column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders	2,591,584	$17.04	727,544
Equity compensation plans not approved by security holders	0	0	0

Total	2,597,584	$17.04	727,544

The following table provides certain information concerning our equity compensation plans as of December 31, 2004.
Equity Compensation Plan Information

			Number of Securities
	Number of Securities		Remaining Available
	to be Issued	Weighted-Average	for Future Issuance
	Upon Exercise of	Exercise Price of	Under Equity Compensation
	Outstanding Options,	Outstanding Options,	Plans (Excluding Securities
	Warrants and Rights	Warrants and Rights	Reflected in Column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders	2,793,425	$15.46	1,206,991
Equity compensation plans not approved by security holders	0	0	0

Total	2,793,425	$15.46	1,206,991

Benefit Plans

1998 Stock Option Plan
Our 1998 Stock Option Plan was adopted by our Board of Directors in August 1998. Our 1998 Stock Option Plan provides for the grant of nonstatutory stock options to our employees, directors and consultants. We have reserved an aggregate of 4,197,058 shares of our common stock for issuance under this plan. As of March 31, 2006, 3,689,916 shares had been issued pursuant to the exercise of options and options to purchase 340,833 shares of common stock were outstanding. In February 2002, our Board of Directors determined to discontinue granting stock options under our 1998 Stock Option Plan and to retire any shares of our common stock reserved for issuance under such plan and not subject to outstanding stock options. Since the discontinuation of stock option grants under our 1998 Stock Option Plan, we have granted options only under our 2002 Stock Plan (described below). The 1998 Stock Option Plan provides that in the event of the sale, transfer or other disposition of all or substantially all of our assets, our complete liquidation or dissolution, or a merger or consolidation in which more than 50% of our total combined voting power is transferred to persons different from the persons holding those securities immediately prior to such merger or consolidation, the outstanding options under the plan and all outstanding repurchase rights will terminate except to the extent the options and repurchase rights are assumed by the successor entity. Notwithstanding the foregoing, outstanding options may accelerate as to a portion of unvested shares subject to an option prior to such termination as provided in an optionee’s stock option agreement or any amendment to such stock option agreement.

2002 Stock Plan
Our Board of Directors adopted and our stockholders approved the 2002 Stock Plan in January 2002. In connection with our initial public offering of common stock in May 2002, our Board and stockholders approved certain amendments to this plan, including an amendment to increase the maximum number of shares reserved for issuance under the plan. The plan is administered by our Board of Directors and the Compensation Committee of the Board and terminates automatically in 2012, unless we terminate it sooner. The administrator has the authority to amend, suspend or terminate the plan provided such amendment does not impair the rights of any optionee. We have reserved a total of 4,238,014 shares of our common stock for issuance under this plan. In addition, this plan provides for annual increases in the number of shares available for issuance under the plan on the first day of each fiscal year equal to the lesser of (i) 3% of the outstanding shares of common stock on the first day of the applicable year, or (ii) 1,000,000 shares, or (iii) a lesser amount as our Board may determine. As of March 31, 2006, 734,423 shares had been issued pursuant to the exercise of options and options to purchase 2,210,150 shares of common stock were outstanding.
This plan provides for the grant of incentive stock options, within the meaning of Section 422 of the U.S. Internal Revenue Code of 1986, as amended, or the Code, to our employees, and for the grant of nonstatutory stock options and stock purchase rights to our employees, directors and consultants. The administrator has the power to determine the terms of the options and stock purchase rights granted pursuant to the plan, including the exercise price, the number of shares subject to each option or stock purchase right, the exercisability of the options and stock purchase rights and the form of consideration payable upon exercise. The administrator determines the exercise price of options granted under the plan, but with respect to nonstatutory stock options intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code and incentive stock options, the exercise price must be at least equal to the fair market value of our common stock on the date of grant. The term of an incentive stock option may not exceed 10 years, except that with respect to any participant who owns 10% of the voting power of all classes of our outstanding capital stock, the term must not exceed 5 years and the exercise price must equal at least 110% of the fair market value on the grant date. The administrator determines the term of all other options. No optionee may be granted an option to purchase more than 1,000,000 shares in any year, except in connection with his or her initial service as an employee, an optionee may be granted an additional option to purchase up to 500,000 shares. In connection with the termination of an employee, director or consultant, he or she may exercise his or her option for the period of time stated in the option agreement. Generally, if termination is due to death or disability, the option will remain exercisable for 12 months. In all other cases, the option will generally remain exercisable for 3 months. However, an option may never be exercised later than the expiration of its term.
Stock purchase rights, which represent the right to purchase our common stock, may be issued under this plan. The administrator determines the purchase price of stock purchase rights granted under our plan. Unless the administrator determines otherwise, a restricted stock purchase agreement, which is an agreement between us and an optionee which governs the terms of stock purchase rights, will grant us a repurchase option that we may exercise upon the voluntary or involuntary termination of the purchaser’s service with us for any reason, including death or disability. The purchase price for shares we repurchase will generally be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to us. The administrator determines the rate at which our repurchase option will lapse. As of March 31, 2006, 651,135 shares had been issued pursuant to the exercise of stock purchase rights, 28,430 of which we subsequently repurchased in accordance with the repurchase option afforded to us by the restricted stock purchase agreement.
This plan generally does not allow for the transfer of options or stock purchase rights and only the optionee may exercise an option or stock purchase right during his or her lifetime. The plan also provides that in the event of our merger with or into another corporation, or a change of control, the successor corporation will assume or substitute each option or stock purchase right. If the successor corporation refuses to assume or substitute for outstanding options and stock purchase rights, the administrator will notify each optionee that, for a period of 15 days from the date of such notice, his or her option will become exercisable as to all vested shares subject to such option, plus all shares that would have otherwise vested within one year after the date of such notice. The option will terminate upon the expiration of the 15-day period.

2005 Stock Plan
Our board of directors adopted the Altiris 2005 Stock Plan, formerly the Pedestal Software, Inc. 2002 Stock Option and Incentive Plan, in connection with our acquisition of Pedestal Software, Inc. and effective as of March 29, 2005. The 2005 Stock Plan provides for the grant of incentive stock options, nonstatutory stock options, restricted stock and other stock-based awards.
Share Reserve. A total of 503,672 shares of our common stock are authorized for issuance under the 2005 Stock Plan. Shares subject to awards which expire or are cancelled or forfeited will again become available for issuance under the 2005 Stock Plan.
Eligibility. Term and Administration of Awards. Our board of directors or a committee of our board administers the 2005 Stock Plan. The administrator has the power to determine the terms of the awards, including the exercise price, the number of shares subject to each such award, the exercisability of the awards and the form of consideration, if any, payable upon exercise. Our employees, officers, directors, consultants and advisors are eligible to receive awards under the 2005 Stock Plan, except for those individuals who were employed by us at the time of our acquisition of Pedestal Software, Inc. No participant may be granted awards during any one fiscal year to purchase more than 402,937 shares of our common stock.
Stock Options. The administrator determines the exercise price of options granted under the 2005 Stock Plan. The term of an incentive stock option may not exceed ten years, except that with respect to any participant who owns 10% of the voting power of all classes of our outstanding stock, the term must not exceed five years and the exercise price must equal at least 110% of the fair market value on the grant date. The administrator determines the term of all other options. As of March 31, 2005, 168,139 shares had been issued pursuant to the exercise of options and options to purchase 40,601 shares of common stock were outstanding.
Restricted Stock. Restricted stock may be granted under our 2005 Stock Plan. Restricted stock awards are shares of our common stock that vest in accordance with terms and conditions established by the administrator. The administrator will determine the number of shares of restricted stock granted to any employee. The administrator may impose whatever conditions to vesting it determines to be appropriate. Shares of restricted stock that do not vest are subject to our right of repurchase.
Other Stock-Based Awards. Our board has the right to grant other awards based on our common stock having such terms and conditions as the board determines, including, the grant of shares based on certain conditions, the grant of securities convertible into our common stock and the grant of stock appreciation rights, phantom stock awards or stock units.
If a participant dies, becomes disabled, retires or has any other termination of service with us, our board will determine the effect of an award due to such termination and the extent to which those awards may be exercised.
Effect of our Acquisition. Our 2005 Stock Plan provides that in the event of our “acquisition,” our board or the board of directors of the surviving or acquiring entity will make appropriate provision for the continuation of outstanding awards under the 2005 Stock Plan or for the assumption for such awards and by substituting on an equitable basis for the shares then subject to such awards either (i) the consideration payable with respect to the outstanding shares of common stock in connection with our acquisition, (ii) shares of stock of the surviving or acquiring corporation, or (iii) such other securities or other consideration as our board deems appropriate. In addition to or in lieu of the previous sentence, our board may provide, upon written notice to affected participants, that outstanding options must be exercised, in whole or in part, within a specified number of days of the date of such notice, at the end of which period such options will terminate, or provide that outstanding options, in whole or in part, will be terminated in exchange for a cash payment equal to the excess of the fair market value (as determined by our board in its sole discretion) for the shares subject to the options over the exercise price thereof; provided, however, that before terminating any portion of an option that is not vested, our board must first accelerate the vesting any portion of the option that is to be terminated. Unless otherwise determined by our board, any repurchase rights or other rights of the Company that relate to an option or other award under the 2005 Stock Plan shall continue to apply to consideration, including cash, that has been substituted, assumed or amended for an option or other award under this provision.
In connection with a merger or consolidation of an entity with us or the acquisition by us of property or stock of an entity, our board may grant awards under the 2005 Stock Plan in substitution for stock and stock-based awards issued by such entity.
Acceleration. Our board may at any time provide that any options will become immediately exercisable in full or in part and that restricted stock awards will be free of some or all restrictions, or that any other stock-based awards will become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part.
Transferability. Our 2005 Stock Plan generally does not allow for the transfer of awards and only the recipient of an award may exercise an award during his or her lifetime.
Additional Provisions. Our board of directors has the authority to amend, suspend or terminate the 2005 Stock Plan provided such action does not impair the rights of any participant.
     2002 Employee Stock Purchase Plan
In February 2002, our Board of Directors adopted our 2002 Employee Stock Purchase Plan, and, in connection with our initial public offering of common stock in May 2002, our stockholders approved the plan. A total of 2,538,132 shares of our common stock are reserved for issuance under this plan. As of March 31, 2006, 582,611 shares had been issued pursuant to the exercise of options. In addition, this plan provides for annual increases in the number of shares available for issuance under the plan on the first day of each year, beginning in 2003, equal to the lesser of (i) 2% of the outstanding shares of our common stock on the first day of the applicable year, (ii) 750,000 shares, or (iii) another amount as our Board may determine. The plan is administered by our Board of Directors and the Compensation Committee of the Board. The administrator has full power and the exclusive authority to interpret the terms of the plan and to determine eligibility under the plan and the authority to amend or terminate our the plan, except that, subject to certain exceptions set forth in the plan, no such action may adversely affect any outstanding rights to purchase stock under the plan.
Our employees and employees of designated subsidiaries are eligible to participate in this plan. However, the administrator may not grant to an employee an option to purchase stock under this plan if:

•	the employee immediately after grant owns stock possessing 5% or more of the total combined voting power or value of all classes of our capital stock, or

•	if the employee’s rights to purchase stock under all of our employee stock purchase plans accrues at a rate that exceeds $25,000 worth of stock for each calendar year.
This plan is intended to qualify under Section 423 of the Code and contains consecutive, six-month offering periods. The offering periods generally start on the first trading day on or after February 1 and August 1 of each year and will end six months later on the last trading day on or after February 1 or on the last trading day on or after August 1. This plan permits participants to purchase common stock through payroll deductions of up to 10% of their eligible compensation, which includes a participant’s base salary, overtime and shift premiums and commissions, but excludes all other compensation. A participant may purchase a maximum of 750 shares during each 6-month offering period, subject to adjustment for stock splits, dividends or other applicable changes in our capital structure. Amounts deducted and accumulated by the participant are used to purchase shares of our common stock at the end of each six-month offering period. The purchase price is equal to 85% of the lower of the fair market value of our common stock at the beginning of an offering period or at the end of an offering period. Participants may end their participation at any time during an offering period, and will be paid their payroll deductions to date. Participation ends three months following termination of employment with us (unless specified otherwise by a participant).
A participant may not transfer rights granted under the plan other than by will, the laws of descent and distribution or as otherwise provided under the plan. The plan also provides that in the event of a change of control, a successor corporation may assume or substitute each outstanding option. If the successor corporation refuses to assume or substitute for the outstanding options, the offering periods then in progress will be shortened, and a new exercise date will be set. In such event, the administrator will provide notice of the new exercise date to each optionee at least 10 business days before the new exercise date.
Employment Contracts and Change-in-Control Arrangements
Other than as provided generally to all optionees under our 1998 Stock Option Plan and 2002 Stock Plan and participants under our 2002 Employee Stock Purchase Plan, we have granted stock purchase rights (or restricted stock awards as they are more commonly known) to our Named Executive Officers which provide for a full release of our repurchase option (as detailed within the respective restricted stock purchase agreement evidencing the stock purchase right) upon a change-in-control.
On October 20, 2005, we implemented a Senior Management Severance Plan (the “Severance Plan”). Pursuant to the Severance Plan, eligible Altiris senior management, which includes our Named Executive Officers, whose employment is terminated as a result of an involuntary termination within six months following a change of control will receive (i) a lump sum severance payment equal to twelve months’ base salary; (ii) 100% of such eligible employee’s target bonus for the year in which the change of control occurs; (iii) full vesting of any unvested stock options; (iv) a release of any right by Altiris to repurchase Altiris common stock owned by such eligible employee; and (v) twelve months’ paid health, dental, vision and life insurance benefits. In addition, any eligible employee who remains continuously employed by Altiris through the six month anniversary of any change of control is also entitled to receive the payments and benefits listed in (i) through (v) of the previous sentence as a retention payment. Altiris’ obligation to make any severance or retention payments under the Severance Plan is conditioned on the eligible employee’s covenant not to solicit Altiris’ employees to terminate their employment with Altiris. An employee becomes eligible to participate in the Severance Plan when he or she receives a Notice of Participation from Altiris and signs and returns such Notice of Participation to Altiris. Temporary employees and employees with a separate written employment contract with Altiris relating to severance benefits, among others, are ineligible to participate in the Severance Plan.

COMPARISON OF TOTAL CUMULATIVE STOCKHOLDER RETURN
Notwithstanding any statement to the contrary in any of our previous or future filings with the SEC, the following information relating to the price performance of our common stock shall not be deemed “filed” with the SEC or “soliciting material” under the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any such filings.
The following graph compares the total cumulative stockholder return on our common stock with the total cumulative return of the Nasdaq U.S. Index and Standard & Poor’s 500 Systems Software Index for the period beginning on May 23, 2002 (the date on which our Common Stock began trading on the Nasdaq National Market) and ending on December 31, 2005. The graph assumes that $100 was invested on May 23, 2002 in Altiris Common Stock, the Nasdaq U.S. Index and Standard & Poor’s 500 Systems Software Index, and that all dividends were reinvested.
Such returns are based on historical results and are not intended to suggest future performance.
COMPARISON OF CUMULATIVE TOTAL RETURN

AMONG ALTIRIS, INC., THE NASDAQ U.S. INDEX AND
STANDARD & POOR’S 500 SYSTEMS SOFTWARE INDEX

ANNUAL RETURN PERCENTAGE
Years Ending

Company/Index	Dec. 02	Dec. 03	Dec. 04	Dec. 05

ALTIRIS INC	59.20	129.15	(2.88)	(52.33)

NASDAQ U.S. INDEX	(20.84)	49.51	8.83	2.21

S&P 500 SYSTEMS SOFTWARE	(4.88)	16.68	8.39	4.49

INDEXED RETURNS
Years Ending

	Base Period
Company/Index	23 May 02	Dec. 02	Dec. 03	Dec. 04	Dec. 05

ALTIRIS INC	100	159.20	364.80	354.30	168.90

NASDAQ U.S. INDEX	100	79.16	118.35	128.79	131.53

S&P 500 SYSTEMS SOFTWARE	100	95.12	110.98	120.29	114.89

PROPOSALS TO BE VOTED ON
PROPOSAL ONE
ELECTION OF DIRECTORS
Our Certificate of Incorporation and Bylaws provide that our Board of Directors shall be divided into three classes designated as Class I, Class II and Class III, respectively, with the classes of directors serving for staggered three-year terms. We have (2) two Class I directors, Gregory S. Butterfield and Gary B. Filler, whose terms expire at our upcoming annual meeting; (2) two Class II directors, Michael J. Levinthal and Mark E. Sunday, whose terms expire at our annual meeting of stockholders to be held in 2007; and (2) two Class III directors, Jay C. Hoag and V. Eric Roach, whose terms expire at our annual meeting of stockholders to be held in 2008. In accordance with our Certificate of Incorporation and Bylaws, any additional directorships resulting from an increase in the number of directors will be apportioned among the three classes so as to maintain the number of directors in each class as nearly equal as possible. Currently there is a vacancy on our Board of Directors for a Class III director. Our Board of Directors will endeavor to fill such vacancy with an independent director to serve until such director’s successor is duly elected and qualified.
Class I Director Nominees
There are two nominees for election as Class I directors this year. Our Governance and Nominating Committee/ Board of Directors have nominated Messrs. Butterfield and Filler for re-election as Class I directors. Messrs. Butterfield and Filler have served as directors since 2000 and 2002, respectively. If elected, Messrs. Butterfield and Filler will hold office as Class I directors until our annual meeting of stockholders to be held in 2009, and until their respective successors are elected and qualified or until their earlier death, resignation or removal.
If you sign your proxy or voting instruction card but do not give instructions with respect to the voting of directors, your shares will be voted for the two nominees recommended by our Board of Directors. If you wish to give specific instructions with respect to the voting of directors, you may do so by indicating your instructions on your proxy or voting instruction card. The Board expects that each nominee will be available to serve as a director. In the event Messrs. Butterfield and Filler become unavailable, however, the proxy holders intend to vote for any nominee designated by the Board, unless the Board chooses to reduce the number of directors serving on the Board. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as to assure the election of Messrs. Butterfield and Filler.
Vote Required and Recommendation of the Board of Directors
The two nominees receiving the highest number of affirmative “FOR” votes at the meeting (a plurality of votes cast) will be elected to serve as Class I directors. Votes withheld from any director nominee will be counted for purposes of determining the presence or absence of a quorum but have no other legal effect under Delaware law.
Our Board recommends a vote for the election of Gregory S. Butterfield and Gary B. Filler as Class I directors.

Information Concerning the Nominees and Incumbent Directors
The following table sets forth the name and age of each nominee and each current director of Altiris whose term of office continues after the upcoming meeting, the principal occupation of each during the past five years and the period during which each has served as a director of Altiris. Information as to the stock ownership of each of our directors and all of our current executive officers as a group is set forth above under “Security Ownership of Certain Beneficial Owners and Management.” There are no family relationships between any director or executive officer.
Nominees for Election as Class I Directors Serving for a Term Expiring in 2009

			Director
Name	Principal Occupation During Past Five Years	Age	Since

Gregory S. Butterfield	Mr. Butterfield has served as our President and Chief Executive Officer since February 2000, as a director since May 2000 and as our Chairman of the Board since April 2004. Prior to joining Altiris, Mr. Butterfield served as Vice President, Sales for Legato Systems, Inc., a backup software company, from July 1999 to February 2000. From June 1996 to July 1999, Mr. Butterfield served as Executive Vice President of Worldwide Sales for Vinca, a fault tolerance and high availability company. From June 1994 to June 1996, Mr. Butterfield was the Regional Director of the Rocky Mountain Region for Novell, Inc., a provider of Internet business solutions. From January 1992 to June 1994, Mr. Butterfield was Vice President of North American Sales for WordPerfect Corporation, a software company. Mr. Butterfield also services on the board of directors of Omniture, Inc.	46	2000

			Director
Name	Principal Occupation During Past Five Years	Age	Since

Gary B. Filler	Mr. Filler has served as a director of Altiris since February 2002. Mr. Filler served as the Chief Executive Officer and as a director of Net Vision, Inc., a software company, from November 2001 to December 2002. Mr. Filler served as a board member of Sento Corporation, a software company, from September 1998 and served as Chairman of the Board until October 2004. In addition, Mr. Filler served as Acting Chief Financial Officer and Executive Vice President of Sento Corporation from July 1999 to July 2001. From September 1996 to September 1998, Mr. Filler was a business consultant and private investor. Mr. Filler served as Senior Vice President and Chief Financial Officer for Diamond Multimedia Systems, Inc., a manufacturer of graphics boards and modems, from January 1995 to September 1996. From February 1994 until June 1994, he served as Executive Vice President and Chief Financial Officer of ASK Group, Inc., a computer systems company. Mr. Filler was Chairman of the board of Seagate Technology, Inc., a manufacturer and distributor of data storage, retrieval and management products, from September 1991 until October 1992, and was Vice Chairman of the board of Seagate from October 1990 until September 1991. Mr. Filler served as Co-Chairman of the board of Seagate and as director of Seagate Software, Inc., a subsidiary of Seagate from June 1998 until December 2000	65	2002.

Incumbent Class II Directors Serving for a Term Expiring in 2007

			Director
Name	Principal Occupation During Past Five Years	Age	Since

Michael J. Levinthal	Mr. Levinthal has served as a director of Altiris since February 2002 and as the Lead Independent Director since April 2004. Mr. Levinthal has been a self-employed venture capitalist since June 2005. Prior to his self-employment Mr. Levinthal was a general partner of Thomas Weisel Venture Partners from January 2004 to June of 2005. Prior to joining Thomas Weisel, Mr. Levinthal was a partner at Mayfield Funds, a venture capital firm from January 1983 to January 2003. Prior to joining Mayfield, Mr. Levinthal was a Special Limited Partner at New Enterprise Associates, a venture capital firm, from June 1981 to December 1982. In addition, Mr. Levinthal has been a director of Concur Technologies, Inc., a software company, since April 1998. Mr. Levinthal currently serves on the board of directors of several privately held companies	51	2002.
Mark E. Sunday	Mr. Sunday has served as a director of Altiris since his appointment in April 2004. Since February 2006, Mr. Sunday has served as Senior Vice President and Chief Information Officer of Oracle Corporation since February 2006. Prior to joining Oracle, Mr. Sunday served as Senior Vice President, Information Technology and Chief Information Officer of Siebel Systems, Inc., a provider of customer relationship management software, from January 2002 to February 2006. From August 1999 to January 2002, Mr. Sunday served as Vice President, Information Technology and Chief Information Officer of Siebel. Prior to joining Siebel in August 1999, Mr. Sunday was Chief Information Officer of Motorola, Inc.	51	2004

Incumbent Class III Directors Serving for a Term Expiring in 2008

			Director
Name	Principal Occupation During Past Five Years	Age	Since

Jay C. Hoag	Mr. Hoag has served as a director of Altiris, Inc. since February 2002. Mr. Hoag has been a General Partner of Technology Crossover Ventures, a venture capital firm, since June 1995. Mr. Hoag also serves on the board of directors of eLoyalty Corporation, Netflix, Inc., Inphonic, Inc. and several privately held companies.	47	2002
V. Eric Roach	Mr. Roach has served as a director of Altiris, Inc. since February 2002. Mr. Roach served as Chief Executive Officer and Chairman of the Board of eLance, a professional services marketplace, from May 2000 to October 2001, and he is currently a member of the board of directors of eLance. Prior to joining eLance, Mr. Roach served from September 1997 to January 2000 as Executive Vice President and Chief Marketing Officer for the Direct Business division of Morgan Stanley Dean Witter, an investment bank. Prior to joining Morgan Stanley Dean Witter, Mr. Roach founded Lombard Brokerage, a brokerage company, and served as its Chairman and Chief Executive Officer from May 1992 to September 1997.	43	2002
PROPOSAL TWO
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
Our Audit Committee has appointed KPMG LLP, independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2006. Services provided to Altiris and its subsidiaries by KPMG during the fiscal year ended December 31, 2005 are described under “Audit and Related Fees for Fiscal 2005 and 2004” below. Representatives of KPMG will be present at the meeting, where they are expected to be available to respond to appropriate questions and, if they desire, to make a statement.
Audit and Related Fees for Fiscal 2005 and 2004
The following table sets forth a summary of the fees billed to us by KPMG LLP for professional services for the fiscal years ended December 31, 2005 and 2004, respectively:

	2005	2004

Audit Fees(1)	$1,014,000	$1,052,000
Audit-Related Fees(2)	94,000	47,000
Tax Fees(3)	—	207,000
All Other Fees	—	—

Total	$1,108,000	$1,306,000

(1)	Audit fees represent fees for professional services provided in connection with the audit of our financial statements, the audit of management’s assessment of the effectiveness of internal control over financial reporting and review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.

(2)	Audit-related fees consisted primarily of accounting consultations, services related to proposed business acquisitions, consents and other attestation services.

(3)	For our fiscal year ended December 31, 2004, tax fees principally included tax compliance fees and fees for tax advice.
The Audit Committee of our Board of Directors has adopted a policy regarding the pre-approval of audit-related and non-audit services to be performed by the independent registered public accounting firm of Altiris and not otherwise prohibited by law. This policy requires that services must either be specifically pre-approved on a case-by-case basis or generally pre-approved if the services fall within the guidelines set by the Audit Committee. Under this policy, the annual audit services engagement terms and fees require the specific pre-approval of the Audit Committee and certain audit-related services, tax services, and other services require general pre-approval. Only those services that the Audit Committee feels will not impair the independence of the auditors and are consistent with the SEC rules regarding auditor independence have been generally pre-approved. Additionally, where fees for certain services that have been generally pre-approved exceed certain fee thresholds set by the Audit Committee, specific pre-approval is required for services that would exceed those fee thresholds. The Audit Committee also may delegate both specific and general pre-approval authority to one or more of its members. All audit-related, tax and other services and fees were pre-approved by the Audit Committee in accordance with applicable law.
Vote Required and Recommendation of the Board of Directors
Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006, requires the affirmative vote of a majority of the shares of Altiris common stock present in person or represented by proxy and entitled to be voted at the meeting. Abstentions have the same effect as a vote against the proposal.
Our Board recommends a vote FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006.
Ratification of the appointment of KPMG LLP as our independent registered public accounting firm is not required by our Bylaws or other applicable legal requirement. However, our Board is submitting the selection of KPMG to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee at its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and in the best interests of our stockholders.

OTHER MATTERS
We are not aware of any other business to be presented at the meeting. As of the date of this proxy statement, no stockholder had advised us of the intent to present any business at the meeting. Accordingly, the only business that our Board intends to present at the meeting is as set forth in this Proxy Statement.
If any other matter or matters are properly brought before the meeting, the proxies will use their discretion to vote on such matters in accordance with their best judgment.

By order of the Board of Directors,

Craig H. Christensen
Vice President, General Counsel and Secretary
Lindon, Utah
April 26, 2006

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MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6	000004 Least Address Line	000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext C 1234567890 J N T

☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card	C0123456789	(NUMBER)

A	Election of Directors PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.
The Board of Directors recommends a vote FOR the listed nominees.

1.	Election of two Class I directors to serve for a three-year term that expires at the 2009 Annual Meeting of Stockholders and until their successors have been duly elected and qualified.

	For	Withhold
01 - Gregory S. Butterfield	☐	☐

02 - Gary B. Filler	☐	☐

B	Issues
The Board of Directors recommends a vote FOR the following proposals.

		For	Against	Abstain
2.	To ratify the appointment of KPMG LLP as independent public accountants for the fiscal year ending December 31, 2006.	☐	☐	☐

3.	With discretionary authority, upon such other matters as may properly come before the meeting.

					Mark this box with an X if you have plan to attend the Annual Meeting.	☐

C	Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.
Please date and sign exactly as your name appears herein. Corporate or partnership proxies should be signed in full corporate or partnership name by authorized person. Persons signing in a fiduciary capacity should indicate their full title in such capacity.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)

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Proxy - Altiris, Inc.

588 West 400 South
Lindon, Utah 84042
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints Stephen C. Erickson and Craig H. Christensen, and each of them, as proxy holders and attorneys-in-fact of the undersigned with full power of substitution to vote all shares of stock that the undersigned is entitled to vote at the 2006 Annual Meeting of Stockholders of Altiris, Inc., to be held at 588 West 400 South, Lindon, Utah 84042, on Thursday, May 18, 2006 at 2:00 p.m., local time, and at any continuation or adjournment thereof, with all the powers that the undersigned would have if personally present at the meeting.
The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement, dated on or about April 21, 2006, and a copy of the Altiris, Inc. Annual Report on Form 10-K and its subsequent amendment for the fiscal year ended December 31, 2005. The undersigned hereby expressly revokes any and all proxies heretofore given or executed by the undersigned with respect to the shares of stock represented by this proxy and, by filing this proxy with the Secretary of Altiris, gives notice of such revocation.
This proxy when properly executed will be voted in accordance with the specifications made by the undersigned stockholder. WHERE NO CONTRARY CHOICE IS INDICATED BY THE STOCKHOLDER, THIS PROXY, WHEN RETURNED, WILL BE VOTED “FOR” EACH NOMINEE SET FORTH ON THE REVERSE SIDE AND “FOR” THE RATIFICATION OF INDEPENDENT ACCOUNTANTS WITH DISCRETIONARY AUTHORITY UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSALS SET FORTH ON THE REVERSE SIDE.
PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
CONTINUED AND TO BE SIGNED ON REVERSE SIDE
Telephone and Internet Voting Instructions
You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

•	Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.	•	Go to the following web site:
WWW.COMPUTERSHARE.COM/EXPRESSVOTE

•	Follow the simple instructions provided by the recorded message.	•	Enter the information requested on your computer screen and follow the simple instructions.
VALIDATION DETAILS ARE LOCATED ON THE FRONT OF THIS FORM IN THE COLORED BAR.
If you vote by telephone or the Internet, please DO NOT mail back this proxy card.
Proxies submitted by telephone or the Internet must be received by 1:00 a.m., Central Time, on May 18, 2006.
THANK YOU FOR VOTING